Exhibit 10.42

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of the 7th day of March, 2016 (the “Amendment Effective Date”) by and between American Midstream GP, LLC, a Delaware limited partnership (“Company”) and Michael D. Suder (“Executive”).

Company and Executive may be referred to herein individually as a “Party” or collectively as the “Parties”. Capitalized terms utilized but not otherwise defined herein shall have the meanings set forth in that certain Employment Agreement dated as of December 17, 2013, by and between Company and Executive (the “Agreement”).

RECITALS

WHEREAS, Company and Executive are parties to the Agreement; and

WHEREAS, Company and Executive desire to amend the Agreement to amend the definition of Backwater Harvey.

AGREEMENT

NOW, THEREFORE, Company and Executive, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, hereby agree as follows:

1.Defined Terms. The definitions set forth below are hereby amended and restated as follows:

1.1“Blackwater Harvey” means, collectively, Blackwater Harvey, LLC, a Delaware limited liability company, and American Midstream Terminaling, LLC, a Delaware limited liability company.

1.2“Blackwater Direct SG&A” means (i) the total cost of the Blackwater Midstream Corporate Cost Center (Number 3602), less long term incentive plan compensation expense, interest expense and non-cash expenses, for the applicable calculation period, as maintained by on the books and records of the Blackwater Entities, multiplied by (ii) (A) (1) total Blackwater Harvey revenue, excluding intercompany revenues, for the applicable calculation period plus (2) fifty percent (50%) of Blackwater Harvey construction in progress for the applicable calculation period, including assets placed into service during the applicable calculation period, divided by (B) (1) the aggregate of revenue for all Blackwater Entities, excluding intercompany revenues, for the applicable calculation period plus (2) fifty percent (50%) the aggregate construction in progress for the applicable calculation period for all Blackwater Entities, all calculated in accordance with GAAP.

2.Ratification; Primacy. Except as amended by this Amendment, all of the terms, provisions, covenants and conditions contained in the Agreement remain in full force and effect; provided, if there is ever any conflict between the Agreement and this Amendment, the terms, provisions, covenants and conditions contained in this Amendment shall govern. The terms and provisions of this Amendment are binding upon and inure to the benefit of the Parties, their representatives, successors and assigns. As amended

Exhibit 10.42

by this Amendment, the Agreement is ratified and confirmed by the Parties, and declared to be a valid and enforceable contract between them.

3.Counterparts. This Amendment may be executed in as many counterparts as deemed necessary. When so executed, the aggregate counterparts shall constitute one agreement and shall have the same effect as if all Parties signing counterparts had executed the same instrument.

4.Amendment; Waiver. This Amendment may not be amended or modified except pursuant to a written instrument signed by all of the Parties. Each Party may waive on its own behalf compliance by any other Party with any term or provision hereof; provided, however, that any such waiver shall be in writing and shall not bind the non-waiving Party. The waiver by any Party of a breach of any term or provision shall not be construed as a waiver of any subsequent breach of the same or any other provision.

5.Joint Preparation. The Parties agree and confirm that this Amendment was prepared jointly by all Parties and not by any one Party to the exclusion of the other.

6.No Third Party Beneficiaries. This Amendment is not intended to confer upon any person not a party hereto any rights or remedies hereunder, and no person other than the Parties is entitled to rely on or enforce any provision hereof.

[Signature Page Follows]

Exhibit 10.42

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first above written.

AMERICAN MIDSTREAM GP, LLC
By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer

EXECUTIVE
/s/ Michael D. Suder
Michael D. Suder